UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California		93940
(Address of principal executive offices)		(Zip Code)

	(831) 642-9300
(Registrant's telephone number, including area code)

	N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On April 28, 2006, Century Aluminum Company (the "Company") sent a notice to its directors and executive officers notifying them of a blackout period with respect to the Century Aluminum of West Virginia, Inc./ United Steelworkers of America Savings Plan (the "Plan") due to a change in Plan recordkeepers. The Company provided the notice to directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the blackout period and for a period of two years after the blackout period has ended, security holders of the Company or other interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period upon written request to Century Aluminum Company, 2511 Garden Road, Building A, Suite 200, Monterey, CA 93940, Attention: Corporate Secretary.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Notice to Century Aluminum Company directors and executive officers, dated April 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: April 28, 2006	By:	/s/ Gerald J. Kitchen
Name: Gerald J. Kitchen
Title: Executive Vice President, General Counsel Chief Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Notice to Century Aluminum Company directors and executive officers, dated April 28, 2006